EXHIBIT INDEX

Exhibit A: Attachment to item 77B:
           Accountants report on internal control

Exhibit B: Attachment to item 77H:
           Changes in control of registrant
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Exhibit A:
To the Shareholders and Board of Trustees of Driehaus International Growth Fund,
Driehaus International Discovery Fund,
Driehaus European Opportunities Fund,
Driehaus Asia Pacific Growth Fund, and
Driehaus Emerging Markets Growth Fund:

In planning and performing our audits of DRIEHAUS INTERNATIONAL GROWTH FUND, DRIEHAUS INTERNATIONAL DISCOVERY FUND, DRIEHAUS EUROPEAN OPPORTUNITIES FUND, DRIEHAUS ASIA PACIFIC GROWTH FUND, AND DRIEHAUS EMERGING MARKETS GROWTH FUND (the Funds), for the year ended December 31, 2000, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2000.

This report is intended solely for the information and use of management, the Board of Trustees and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

Arthur Andersen

Chicago, Illinois
February 21, 2001




Exhibit B:
Item 77H: Changes in Control of Registrant

(a) Acquisition of Control

Not Applicable


(b) Cessation of Control

As a result of the transactions described below, the following persons ceased to be a controlling person of the Funds noted.

DRIEHAUS EMERGING MARKETS GROWTH FUND

NAME OF SHAREHOLDER
The Richard H. Driehaus Foundation
DATE(S)
1/12/00
DESCRIPTION OF TRANSACTION
Share Redemption
PERCENTAGE OF SECURITIES OWNED (AS OF DECEMBER 31, 2000)
17.58%



DRIEHAUS ASIA PACIFIC GROWTH FUND

NAME OF SHAREHOLDER
The Richard H. Driehaus Foundation
DATE(S)
1/11/00
1/13/00
DESCRIPTION OF TRANSACTION
Share Redemption
PERCENTAGE OF SECURITIES OWNED (AS OF DECEMBER 31, 2000)
18.75%



DRIEHAUS EUROPEAN OPPORTUNITY FUND

NAME OF SHAREHOLDER
Richard H. Driehaus
DATE(S)
1/13/00
DESCRIPTION OF TRANSACTION
Share Redemption
PERCENTAGE OF SECURITIES OWNED (AS OF DECEMBER 31, 2000)
22.11%



DRIEHAUS INTERNATIONAL DISCOVERY FUND

NAME OF SHAREHOLDER
Richard H. Driehaus
DATE(S)
1/13/00
DESCRIPTION OF TRANSACTION
Share Redemption
PERCENTAGE OF SECURITIES OWNED (AS OF DECEMBER 31, 2000)
9.07%